SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 16, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 16, 2009, the Registrant entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Bostwick Laboratories, Inc., a Delaware corporation (the “Purchaser”), pursuant to which the Registrant has agreed to sell the assets of its CBI Services and Fairfax Identity Laboratories divisions (collectively, the “Divisions”) to the Purchaser (the “Transaction”). The purchase price consists of $1,075,000.00 in cash, royalty payments and the assumption of certain liabilities. The Transaction is expected to close in the third fiscal quarter.

Under the terms of the Asset Purchase Agreement, the Purchaser will be obligated for certain liabilities that arise after the closing under certain assumed contracts, as well as liabilities that arise after the closing as a result of the ownership or use by the Purchaser of the purchased assets. In addition, Registrant will lease to the Purchaser the building located at 601 Biotech Drive, Richmond Virginia which houses the Divisions.

As part of the Transaction, the Purchaser will offer employment to certain employees of the Registrant.

As part of the Transaction, the Registrant and the Purchaser will enter into a Non-Competition Agreement that restricts the Registrant’s ability to compete with the Purchaser by (i) locating any business in the Commonwealth of Virginia that would engage in the operations of the Divisions or (ii) soliciting existing named customers of the Divisions. The Non-Competition Agreement allows the Registrant to engage in the following activities irrespective of the geographic location of such activities: any activities of (a) Mimotopes Pty Ltd, (b) Venturepharm Laboratories Limited or (c) any other entity that is or may become affiliated or associated with the Registrant through merger, consolidation, asset purchase or other acquisition provided that during the Non-Competition Period such entities shall not solicit the existing named customers of the Divisions. In addition, the Registrant may engage in regulatory consulting services in the area of pharmaceuticals, bio-pharmaceuticals, diagnostics and/or medical devices.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnifications and is subject to (i) a two week due diligence period, and (ii) approval of the Transaction by Registrant’s shareholders and lenders. The Registrant anticipates that it will request such shareholder approval in its annual shareholder meeting.

ITEM 8.01	PRESS RELEASE

On July 21, 2009, the Registrant issued a press release announcing the matters disclosed in item 1.01 of this Form 8-K. A copy of the Registrant’s press release is furnished with this form 8-K and attached hereto as Exhibit 99.1

Forward-looking Information

The foregoing contains forward-looking information within the meaning of the private Securities Litigation Reform Act of 1995. This forward-looking information may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms. Among other forward-looking information, the statements above relating to consummation of the Transaction and costs and charges and estimated timing for exit actions or incurrence of costs and charges in connection with those actions constitute forward-looking statements.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Registrant and the Divisions that involve substantial uncertainty and substantial risk, including: the risk that the Transaction will not be consummated, the risk that conditions and other contingencies to consummation and closing of the Transaction will not occur; the risk that anticipated benefits from the Transaction may not be reached or may take longer to realize than expected; the risk that the Registrant’s shareholders and lenders will not approve the Transaction; the risk that estimated or anticipated costs, charges and liabilities to settle and complete the exit from and disposal of the Divisions, including retained obligations and contingent risks for assigned obligations, may differ or be greater than anticipated; and the effect of any regulatory approvals or conditions. The reader is urged to consider all such factors. If these or other significant risks and uncertainties occur, or if Registrant’s estimates or underlying assumptions prove inaccurate, actual results, including actual costs and timing, could differ materially. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.

All forward-looking statements are as of the date of this Form 8-K only, and except as may be required by law or SEC rule or requirement the Registrant does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumption, estimates or projections, other circumstances occurring after the date hereof.

ITEM 9.01	EXHIBITS

(d) Exhibits.

10.1	Asset Purchase Agreement dated July 16, 2009, between the Registrant and the Purchaser

10.2	Lease Agreement

10.3	Non-Competition Agreement

99.1	Press Release dated July 21, 2009, entitled “Commonwealth Biotechnologies, Inc. Enters into Agreement to Sell the Assets of its CBI Services and Fairfax Identity Laboratories Divisions”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

	By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer
Dated: July 22, 2009

EXHIBIT INDEX

10.1	Asset Purchase Agreement dated July 16, 2009 between the Registrant and the Purchaser

10.2	Lease Agreement

10.3	Non-Competition Agreement

99.1	Press Release dated July 21, 2009, entitled “Commonwealth Biotechnologies, Inc. Enters into Agreement to Sell the Assets of its CBI Services and Fairfax Identity Laboratories Divisions”

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